EXHIBIT 99.1

FOR IMMEDIATE RELEASE: NEWS
October 6, 2004

HyperSpace® Announces Closing of its Initial Public Offering

DENVER, Colorado, October 6, 2004 - HyperSpace® Communications, Inc., (AMEX: HCO.U) a provider of Internet, wide area network and remote access acceleration and optimization software products, today announced the closing of its initial public offering in which 1,800,000 Units were sold at a price of $5.50 per Unit. All Units were sold by HyperSpace®, there are no selling shareholders. Each Unit is comprised of one share of common stock and two warrants, each to purchase one share of common stock. The Units will trade as Units for not less than 30 days after the commencement of trading on October 1, 2004. Thereafter, the Units may be separated into common stock and warrants that will trade separately under the symbols HCO and HCO.WS, respectively, at the discretion of the underwriters.

Capital Growth Financial, LLC served as the book running manager for the offering and Pali Capital, Inc. acted as co-manager. A copy of the final prospectus related to this offering may be viewed by clicking the link to “SEC Filings” at www.ehyperspace.com/company/company.html. A written copy of the final prospectus relating to this offering may be obtained from:

Capital Growth Financial, Inc.

225 NE Mizner Blvd., Suite 750

Boca Raton, Florida 33432

(888) 277-9990

A registration statement relating to these securities was filed with and declared effective by the Securities and Exchange Commission. The offering was made solely by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, and there shall not be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Contact:

John Yeros, Chairman
HyperSpace® Communications, Inc.
303-566-6510
jpyeros@ehyperspace.com
www.ehyperspace.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding HyperSpace® Communications, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s final prospectus relating to this offering.